UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 6, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 6, 2016, the entity owning Cherry Creek Shopping Center (Taubman Cherry Creek Shopping Center, L.L.C.), a 50% owned consolidated joint venture of Taubman Centers, Inc. (the Company), entered into a leasehold deed of trust (Leasehold Deed of Trust, Security Agreement and Fixture Filing) and two pari-passu promissory notes with Metropolitan Life Insurance Company (Promissory Note A-1) and The Prudential Insurance Company of America (Promissory Note A-2, and collectively with the Leasehold Deed of Trust, Security Agreement and Fixture Filing and Promissory Note A-1, the "Agreements").

The Agreements provide for a new $550 million non-recourse 12-year term loan. The loan carries a fixed interest rate of 3.85% and is interest-only during the entire term. The loan is prepayable with penalty beginning June 1, 2018 and may be repaid without a prepayment penalty beginning December 1, 2027. The proceeds from the borrowing were used to repay the existing $280 million, 5.24% fixed rate loan on Cherry Creek Shopping Center with the remaining net proceeds distributed to the joint venture partners based on the partnership agreement ownership percentages. The Company's approximately $135 million share of excess proceeds were used to pay down its revolving lines of credit. The Agreements also contain various affirmative and negative covenants, including financial covenants, and events of default that are similar to, but generally less stringent than, the Company's primary revolving line of credit agreement.

The foregoing description is qualified in its entirety by (i) the Leasehold Deed of Trust, Security Agreement and Fixture Filing, a copy of which is attached hereto as Exhibit 4.1, (ii) Promissory Note A-1, a copy of which is attached hereto as Exhibit 4.2, (iii) Promissory Note A-2, a copy of which is attached as Exhibit 4.3, (iv) the Assignment of Leases, a copy of which is attached as Exhibit 4.4, and (v) the Guaranty Agreement, a copy of which is attached as Exhibit 4.5, all of which are incorporated herein by reference.

Item 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

4.1
Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to the Public Trustee of the City and County of Denver, Colorado for the benefit of Metropolitan Life Insurance Company and The Prudential Insurance Company of America

4.2	Promissory Note A-1, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to Metropolitan Life Insurance Company
4.3	Promissory Note A-2, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to The Prudential Insurance Company of America
4.4	Assignment of Leases, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. in favor of Metropolitan Life Insurance Company and The Prudential Insurance Company of America
4.5	Guaranty Agreement, dated May 6, 2016, by The Taubman Realty Group Limited Partnership in favor of Metropolitan Life Insurance Company and The Prudential Insurance Company of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	TAUBMAN CENTERS, INC.

By: /s/ Simon J. Leopold
Simon J. Leopold
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1
Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to the Public Trustee of the City and County of Denver, Colorado for the benefit of Metropolitan Life Insurance Company and The Prudential Insurance Company of America

4.2	Promissory Note A-1, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to Metropolitan Life Insurance Company
4.3	Promissory Note A-2, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. to The Prudential Insurance Company of America
4.4	Assignment of Leases, dated May 6, 2016, by Taubman Cherry Creek Shopping Center, L.L.C. in favor of Metropolitan Life Insurance Company and The Prudential Insurance Company of America
4.5	Guaranty Agreement, dated May 6, 2016, by The Taubman Realty Group Limited Partnership in favor of Metropolitan Life Insurance Company and The Prudential Insurance Company of America